UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 28, 2010

Date of Report (Date of earliest event reported)

LASERCARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-06377	77-0176309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 969-4428

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 20, 2010, LaserCard Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ASSA ABLOY Inc., an Oregon corporation (“Parent”), and American Alligator Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), pursuant to which Purchaser commenced a cash tender offer on December 22, 2010 to acquire all of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”) at a price of $6.25 per Share, net to the holder thereof in cash, without interest and subject to any applicable withholding taxes (such amount, the “Offer Price”), in accordance with the terms and subject to the conditions set forth in the Offer to Purchase dated December 22, 2010 (as amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”).

As of the close of business of January 28, 2011, Purchaser had acquired over 90% of the outstanding Shares based on the acceptance of Shares tendered through that time and the exercise of its option (the “Top-Up Option”), under the terms of the Merger Agreement, to purchase additional Shares directly from the Company sufficient to give Purchaser ownership of more than 90% of the Company’s outstanding Shares (when combined with the Shares purchased by Purchaser pursuant to the Offer).

Parent completed its acquisition of the Company by means of a short-form merger (the “Merger”) under Delaware law at the same price per Share paid in the Offer, effective January 28, 2011. As a result of the Merger, each outstanding Share not validly tendered and accepted for payment in the Offer (other than any Shares in respect of which appraisal rights are validly exercised under Delaware law and any Shares owned by the Company, Parent or any of their subsidiaries) was converted into the right to receive the same per Share price of $6.25, net to seller in cash without interest thereon, paid in the Offer. Effective after the close of market on January 28, 2011, trading in the Company’s common stock on the Nasdaq Global Market ceased.

All amounts paid by Purchaser pursuant to the Offer and the Merger were provided by Parent from cash on hand.

Following the consummation of the Merger, the Company continued as the surviving corporation and a wholly owned subsidiary of Parent.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 28, 2011, in connection with the Merger, the Company notified The NASDAQ Stock Market, LLC (“NASDAQ”) of its intent to remove its common stock from listing on NASDAQ and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (“SEC”) to delist and deregister its common stock. On January 28, 2011, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company’s common stock. The Company will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of its common stock and the suspension of its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

In order to complete the Merger, on January 28, 2011, in accordance with the terms and subject to the conditions set forth in the Merger Agreement, Parent exercised its Top-Up Option to purchase newly issued Shares, and accordingly, the Company issued 17,651,096 Shares (the “Top-Up Shares”) to Purchaser, at a price per Share equal to the Offer Price. Purchaser paid for the Top-Up Shares by delivery of approximately $0.17 million in cash and a promissory note in the amount of approximately $110 million, in form and substance reasonably satisfactory to the Company, which promissory note will become due and payable in full with all accrued interest upon January 28, 2012.

The Company offered and sold the Top-Up Shares as a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the representations made by Purchaser that it was an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the fact that the Offer and sale of the Top-Up Shares was a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding Share (other than Shares held by the Company, Parent, Purchaser or their respective subsidiaries, and Shares held by stockholders who properly demand and perfect their appraisal rights under the DGCL) was converted into the right to receive an amount equal to the Offer Price, in accordance with the terms and subject to the conditions set forth in the Merger Agreement. At the effective time of the Merger, holders of Shares ceased to have any rights as holders of Shares (other than their right to receive the Offer Price in accordance with the terms and subject to the conditions of the Merger Agreement) and, accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on January 28, 2011, all of the members then serving on the board of directors of the Company resigned as directors of the Company and all of the members of the board of directors of Purchaser immediately prior to the effective time of the Merger became members of the board of directors of the Company. The officers of the Company immediately prior to the effective time of the Merger continued as the officers of the Company after the effective time.

On January 27, 2011, the Compensation Committee of the board of directors of the Company approved the acceleration of vesting of all then-outstanding awards of restricted stock granted under the Company’s equity incentive plans so that each such award became fully vested. As a result of this action, 150,487 shares of the Company’s common stock became fully vested, all of which were owned by directors or executive officers of the Company, as indicated below:

Name of the Holder	Title	Shares
Robert DeVincenzi	Director, President and Chief Executive Officer	57,496
Bernard Bailey	Director	8,000
Donald E. Mattson	Director	8,000
Albert J. Moyer	Director	8,000
Walter F. Walker	Director	8,000
Christopher J. Dyball	Chief Operating Officer	23,753
Steven G. Larson	Vice President, Finance, and Chief Financial Officer	23,311
Stephen D. Price-Francis	Vice President of Marketing	13,927

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2011, in connection with the Merger, the Company’s articles of incorporation were amended and restated (the “Amended Charter”) in their entirety to conform substantially to Purchaser’s articles of incorporation as in effect immediately prior to the effective time of the Merger. Also on January 28, 2011, in connection with the Merger, the bylaws of the Company were amended and restated (the “Amended Bylaws”) in their entirety to conform substantially to Purchaser’s bylaws as in effect immediately prior to the effective time of the Merger. The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of LaserCard Corporation

3.2	Amended and Restated Bylaws of LaserCard Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERCARD CORPORATION

Dated: January 31, 2010

By:  /S/    Robert. T. DeVincenzi

        Robert. T. DeVincenzi

        Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of LaserCard Corporation

3.2	Amended and Restated Bylaws of LaserCard Corporation